                                                                  Exhibit (h)(9)


                 AMENDMENT TO TRANSFER AGENCY SERVICE AGREEMENT


     This Amendment dated as of June 15, 1999 (the "Amendment") is made to the Transfer Agency Service Agreement, dated as of December 31, 1996 (the "Agreement"), as amended on June 16, 1998, between The FBR Family of Funds (the "Trust") and PFPC, Inc. ("PFPC").

     The Trust and PFPC agree that the Agreement shall, as of the date first written above, be amended as follows:

1. Schedule A of the Agreement shall be deleted in its entirety and the Schedule A attached hereto shall be substituted in its place.

     In all other respects, the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first written above.


THE FBR FAMILY OF FUNDS


By:
      ------------------------------

Title:
      ------------------------------


PFPC, INC.


By:
      ------------------------------

Title:
      ------------------------------

                                    EXHIBIT A
                                    ---------

     THIS EXHIBIT A, dated as of June 15, 1999, is Exhibit A to that certain Transfer Agency Services Agreement dated as of December 31, 1996 and amended as of June 16, 1998 and June 15, 1999, between PFPC, Inc. and THE FBR FAMILY OF FUNDS.


                                   PORTFOLIOS
                                   ----------


                           FBR FINANCIAL SERVICES FUND
                          FBR SMALL CAP FINANCIAL FUND
                            FBR SMALL CAP VALUE FUND
                             FBR REALTY GROWTH FUND
                               FBR TECHNOLOGY FUND




116175.1